Exhibit 4.6
                                                                    to Form 20-F


                             DATED MARCH 29TH, 2002






                               LION BIOSCIENCE AG


                                       and


                            BAYER AKTIENGESELLSCHAFT







                     ---------------------------------------

                                  2ND AMENDMENT

                   RELATING TO A DEVELOPMENT AGREEMENT BETWEEN
                               LION BIOSCIENCE AG
                                       AND
                        BAYER AG DATED 13TH OCTOBER, 2000
                    ----------------------------------------









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                                    CONTENTS

CLAUSE                                                                      PAGE

1.       Interpretation........................................................1
2.       Milestone 2 A and ACCEPTANCE TEST.....................................1
3.       Milestones, Acceptance, Payment Schedules and Term....................2
4.       Miscellaneous.........................................................3

ANNEX

1.       Annex B/II: DELIVERABLES and WORK PACKCAGES for milestone 2 A.........4
2.       Annex E/II: ACCEPTANCE TEST for milestone 2 A........................21










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                                        1

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THIS AGREEMENT is made on March 29th, 2002 BETWEEN:

(1) LION BIOSCIENCE AG ("LION"), Waldhofer Str. 98, 69123 Heidelberg, Germany, registered with the commercial register of the local court in Heidelberg under HR B 5706; and

(2)      BAYER AKTIENGESELLSCHAFT ("BAYER"), 51368 Leverkusen, Germany.

WHEREAS

(A) LION and Bayer entered into a novel and innovative type of collaboration to implement existing IT tools at Bayer but also to develop novel IT tools such as pharmacophore informatics tools to significantly enhance lead identification and optimization capabilities for pharmaceutical and agrochemical discovery and development on 13th October, 2000 ("DEVELOPMENT AGREEMENT").

(B) LION and Bayer agreed on the principal details of changes of the Development Agreement to be implemented in the first calendar quarter of 2002 relating in particular to the future milestones and payment schedule in a 1st amendment to the Development Agreement dated 1st December, 2002 and signed by LION on 11th December, 2001.

(C) LION and Bayer hereby wish implement the agreed changes of the Development Agreement as follows.

NOW IT IS HEREBY AGREED as follows:


1.       INTERPRETATION

(1) In this Agreement including the recitals all terms shall have the same meaning as in the Development Agreement unless otherwise defined in this agreement or where the context requires otherwise.

(2) "MILESTONE" has the meaning given to it in clause 1(8) of the Development Agreement.


2.       MILESONE 2 A AND ACCEPTANCE TEST

(1) The parties have agreed on a new milestone 2 A on 1st April, 2002. The specific DELIVERABLES and WORK PACKAGES due for this new milestone 2 A shall be set out in Annex B/II. The criteria of the ACCEPTANCE TEST shall be set out in Annex E/II.

(2) For the avoidance of doubt, the parties confirm that subpayment 4 (excluding management fee 4) as defined in Annex D of the Development Agreement (payable thereunder on 30th January, 2002) will be reduced to US$2,000,000 and deferred until the DELIVERABLES of milestone 2 A have been, or are deemed to have been accepted by Bayer according the procedure of clause 5 of the Development Agreement.


3.       MILESTONES, ACCEPTANCE, PAYMENT SCHEDULES AND TERM

(1)      All remaining milestones shall be shifted and/or renamed as follows:

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                                        2

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          - milestone 2 B           1ST October, 2002;

          - milestone 3             1st April, 2003;

          - milestone 4             1st October, 2003; and

          - final milestone         1st December 2003.


(2) From subpayment 5 (inclusive) onwards, subpayments of Bayer according to clause 7.2 of the Development Agreement shall be dependent on the (deemed) acceptance by Bayer of key DELIVERABLES of a milestone. If the key DELIVERABLES have been, or should have been accepted ("deemed acceptance"), by Bayer, whichever of the two is the earlier, the payment of Bayer shall be due within 30 days of such (deemed) acceptance date. Therefore, the payment schedule set out in Annex D of the Development Agreement shall be replaced for subpayments 5 and 6 by the following payment schedule:

                           - 1st October, 2002 or after (deemed) acceptance (as
                             defined above) of milestone 2B, whichever is later: subpayment 5* of US$2,000,000;

                           - 1st April, 2003 or after (deemed) acceptance (as
                             defined above) of milestone 3, whichever is later: subpayment 6* of US$1,803,750;

                           - 1st October, 2003 or after (deemed) acceptance (as
                             defined above of milestone 4, whichever is later: subpayment &* of US$1,803,750;

                           - 1st December, 2003 or after the final (deemed)
                             acceptance (as defined above), whichever is later: final payment of US$1,000,000;

(3) Definition of key DELIVERABLES and the corresponding ACCEPTANCE TEST shall be in mutual agreement between Bayer and Lion according to clause
         4.4 of the Development Agreement, but at least 5 months before the date of the corresponding milestone (2 months in the case of the final milestone);

(4) For the DELIVERABLES of each milestone of an acceptance period of 30 days shall apply starting with the date of delivery of the DELIVERABLES of each milestone according to the clause 5 of the Development Agreement.

(5) The following new payment schedule for the management fee shall be implemented and replace the schedule of management fees in Annex D to the extent that such management fees have not yet become due (i.e. in particular notwithstanding the payment of US$541,666.67 on 30th January
         2003):

         - 30th July, 2002:     management fee 5 of US$541,666.67;

         - 30th January, 2003:  management fee 6 (first half) of US$ 270,833.34;



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                                        3

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         - 30th July, 2003:     management fee 6 (second half) of US$270,833.34.

(6) LION shall perform the project planning and risk assessment before the definition of the key DELIVERABLES.

(7) The duration of the Development Agreement shall be extended until at least until 1st January, 2004.


4.       MISCELLANEOUS

(1) The Development Agreement and all of its provisions (as changed by the 1st amendment) will continue in full force and effect as legal, valid, and binding obligations of each of the parties subject as provided in this 2nd amendment or necessitated by the implementation of this 2nd agreement.

(2) Clause 18 of the Development Agreement shall apply to this 2nd amendment mutatis mutandis.

         Executed by and on behalf of LION bioscience AG

         Heidelberg, March 29th, 2002


         /s/ Friedrich von Bohlen und Halbach       /s/ Reinhard Schneider
         ------------------------------------       ----------------------------

         Dr Friedrich von Bohlen und Halbach        Dr. Reinhard Schneider
         CEO                                        CIO

         Executed by and on behalf of Bayer AG

         Leverkusen, ____________________

         /s/ Wolfgang Hartwig                       /s/ Armin Buchmeier

         Prof. Dr. Wolfgang Hartwig                 Dr. Armin Buchmeier
         Head of Pharma Research                    KB RP Legal Department










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